EX-99.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

                  In connection with the accompanying Quarterly Report on Form 10-QSB of Sutton Trading Solutions, Inc. for the three months ended September 30, 2002, I, Jonathan Siegel, Chief Executive Officer of Sutton Trading Solutions, Inc., hereby certify pursuant to 18 U.S.C.
         Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

                           (1) such Quarterly Report on Form 10-QSB for the three months ended September 30, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                           (2) the information contained in such Quarterly Report on Form 10-QSB for the three months ended September 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of Sutton Trading Solutions, Inc.


                                        /s/ JONATHAN SIEGEL
                                        --------------------------------
                                        Jonathan Siegel
                                        Chief Executive Officer


November 8, 2002


The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, U.S.C. and is not being filed as part of this Form 10-QSB or as a separate disclosure document.


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